UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


      December 21, 2004                   333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        98-0413063
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       347 Bay Street
                         Suite 408
                  Toronto, Ontario M5H 2R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9930
    (Registrant's telephone number, including area code)




Item 5.02 Departure of Directors or Principal
          Officers; Election of Directors; Appointment of
          Principal Officers.

      Yukon Gold Corporation, Inc. ("Yukon Gold") accepted the resignation of Peter Slack as a Director on December 15, 2004. The Board of Directors of Yukon Gold voted on December 15, 2004 to increase the size of the Board from five (5) seats to six (6) seats and fill two existing vacancies. Rene Galipeau and Kenneth Hill were appointed to fill the vacancies on the Board. They will each have a one-year term and shall serve until the next meeting of shareholders.

     Rene Galipeau has 32 years of experience in various capacities with companies in the mining industry. He
graduated   from  Niagara  College  of  Applied   Arts   and
Technology with a major in Finance. He was Manager of Taxation for Rio Algom Mines Ltd. from 1972 to 1974. Following that, he was Assistant Manager, Taxation, Manager, Taxation, Controller, Vice President of Finance, Canadian Metals Division, of Hudson Bay Mining and Smelting Co. Ltd. from 1974 to 1981. He was Director of Taxation and Corporate Development at Little Long Lac Gold Mines Ltd. (LAC Minerals) from 1981to1982. He was then Vice President of Trading and Corporate Development Inspiration Resources Inc. (the parent of Hudson Bay Mining in New York) from 1982 to 1985. Following that he was Vice President of Finance and CFO of Belmoral Mines Ltd. from 1985 to 1990. He was Vice President of Finance and CFO at Deak Resources Ltd. from 1990 to 1993. Following that he was Vice President of Finance and CFO of Black Hawk Mining Inc. from 1993 to 1995. He was then Vice President of Finance and CFO, Senior Vice President of Marketing and Finance, CFO and then Executive Vice President and CFO of Breakwater Resources Ltd. from
1993 to 2004. Mr. Galipeau has been a director of eight public mining companies and currently sits on the board of Nuinsco Resources Limited as Chairman.

     Kenneth Hill is the founder of ProMin Consulting Associates Inc., a Canadian company that provides independent consulting and project management services to the global minerals industry. Prior to that, Mr. Hill held senior positions effecting mine design, mine development and mine operations with Inmet Mining Corp., Northgate Exploration Ltd., Dome Mines Ltd. (now Placer Dome Inc.) and J.S. Redpath Ltd. Mr. Hill is a registered professional engineer and graduated with a degree in Geological Engineering from the Michigan Technological University. He also holds a degree in Mining Technology from the Haileybury School of Mines. Mr. Hill has over forty years of experience in the mining industry.

     In addition, the Board appointed Brian Robertson as President of Yukon Gold effective as of December 15, 2004. Mr. Robertson is a mining engineer with extensive experience in mine development and operations. He graduated from the Haileybury School of Mines in 1969. Following graduation he worked on exploration in British Columbia and as a miner in northern Manitoba before attending the University of Alaska. He graduated from the University of Alaska in 1972 and joined Dome Mines Ltd. as an Engineer in Training. He worked in a number of engineering, supervisory and management roles before becoming General Superintendent of the Dome mine in 1988. During his tenure at the Dome mine, he completed a Graduate Diploma in Business Administration from Laurentian University, Sudbury. In 1990, he was transferred to Equity Silver Mines as General Manager where he was responsible for the operation of a 10,000 tons per day ("tpd") open pit mine. In 1993, he joined Royal Oak Mines as General Manager at their Newfoundland Division. He was responsible for the operation of the Hope Brook mine, and subsequently transferred to the Kemess mine for construction and operation of the 50,000 tpd open pit mine. In 1999, he joined North American Palladium as General Manager at the Lac Des Isles mine and was involved with the expansion of operations from 3,000 tpd to 15,000 tpd. In
2001, he provided consulting services to Placer Dome at their South African operations. In 2002, he rejoined Placer Dome as Area Manager responsible for mine development at their Twin Shafts complex. He joined Nuinsco Resources in
2003 as Vice President of Mining and is currently responsible for mine evaluations and projects. During his career, he has been President of Houston District Chamber of Commerce and President of the CIM Porcupine and Newfoundland Branches. Mr. Hill has received several environmental awards in recognition of environmental excellence at mines he managed, including the Newfoundland Association of Professional Engineers Environmental Award, Dupont/Conoco Environmental Leadership Award, and the British Columbia
Department of Mines Environmental Award. He also received the Canadian Institute of Mining, Metallurgy and Petroleum ("CIM") Metal Mining Division Award for progressive mine management practices.

     Mr. Robertson is a member of the Professional Engineers of Ontario and the CIM. He has extensive experience in mine operation and construction since 1969.





                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          YUKON GOLD CORPORATION, INC.


Date: December 21, 2004    By /s/Stafford Kelley
                           Name:  Stafford Kelley
                           Title:  Secretary






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